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
                                        DPL INC.
                            CONSOLIDATED FINANCIAL STATEMENTS
                                    INCOME STATEMENT
                             YEAR TO DATE DECEMBER 31, 2000
                                     ($) MILLIONS

                                           DP&L       DPL INC.
                                DPL INC.   COMPANY  SUBSIDIARIES  ELIMINATIONS   TOTAL
                                --------   -------  ------------  ------------   -----
REVENUES
--------
 UTILITY SERVICE REVENUES           0.0    1,293.9       0.0         (20.4)    1,273.5
 OTHER REVENUES                   342.9        0.0     174.0        (353.5)      163.4
                                  -----    -------     -----        ------     -------
   TOTAL REVENUES                 342.9    1,293.9     174.0        (373.9)    1,436.9

EXPENSES
--------
 FUEL AND PURCHASED POWER           0.0      286.1       2.2         (20.1)      268.2
 GAS PURCHASED FOR RESALE           0.0      116.9     133.2          (2.0)      248.1
 OPERATION & MAINTENANCE            3.5      191.1       9.7          (9.5)      194.8
 DEPRECIATION & AMORTIZATION        0.0      130.3       5.3           0.0       135.6
 AMORTIZATION OF REGULATORY
  ASSETS,NET                        0.0       16.3       0.0           0.0        16.3
 GENERAL TAXES                      0.0      128.4       0.8           0.0       129.2
                                  -----    -------     -----        ------     -------
   TOTAL EXPENSES                   3.5      869.1     151.2         (31.6)      992.2

INCOME
------
OPERATING INCOME                  339.4      424.8      22.8        (342.3)      444.7

INVESTMENT INCOME                  15.0       10.5      79.2         (15.9)       88.8
INTEREST EXPENSE                  (75.6)     (73.6)     (4.4)         13.3      (140.3)
OTHER INCOME AND DEDUCTIONS        (1.5)     160.2     (23.1)          0.0       135.6
TRUST PREFERRED DISTRIBUTIONS
 BY SUBSIDIARY                    (87.3)       0.0       0.0           0.0       (87.3)
                                  -----    -------     -----        ------     -------
INCOME BEFORE INCOME TAXES        190.0      521.9      74.5        (344.9)      441.5

INCOME TAXES                      (53.5)     182.6      27.5           0.0       156.6
                                  -----    -------     -----        ------     -------
INCOME BEFORE EXTRAORDINARY ITEM  243.5      339.3      47.0        (344.9)      284.9

EXTRAORDINARY ITEM, NET OF TAX      0.0       41.4       0.0           0.0        41.4
                                  -----    -------     -----        ------     -------
NET INCOME                        243.5      297.9      47.0        (344.9)      243.5
                                  =====    =======     =====        ======     =======

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                                        DPL INC.
                            CONSOLIDATING FINANCIAL STATEMENTS
                                     BALANCE SHEET
                             YEAR ENDING DECEMBER 31, 2000
                                     ($) MILLIONS

                                                       DP&L        DPL INC.
                                            DPL INC.   COMPANY   SUBSIDIARIES  ELIMINATIONS   TOTAL
                                            --------   -------   ------------  ------------   -----
ASSETS
------
 PROPERTY                                       0.0    3,522.6       332.3          (1.5)   3,853.4
 ACCUMULATED DEPRECIATION
  AND AMORTIZATION                              0.0   (1,560.4)      (25.9)          0.0   (1,586.3)
                                            -------    -------    --------       -------    -------
   NET PROPERTY, PLANT & EQUIPMENT              0.0    1,962.2       306.4          (1.5)   2,267.1

CURRENT ASSETS
--------------
 CASH AND TEMP. INVESTMENTS                    10.5        8.6       117.6           0.0      136.7
 ACCOUNTS RECEIVABLE - NET                     23.3      189.7        62.0         (33.5)     241.5
 INVENTORIES, AT AVERAGE COST                   0.0       45.7         0.5           0.0       46.2
 TAXES APPLICABLE TO SUBSEQUENT YEARS           0.0       65.4         0.0           0.0       65.4
 OTHER                                          0.1       35.5       143.2        (133.3)      45.5
                                            -------    -------     -------       -------    -------
   TOTAL CURRENT ASSETS                        33.9      344.9       323.3        (166.8)     535.3

OTHER ASSETS
------------
 FINANCIAL ASSETS                               0.0        0.5     1,307.6           0.0    1,308.1
 INCOME TAXES RECOVERABLE THROUGH
  FUTURE REVENUES                               0.0       19.8         0.0           0.0       19.8
 OTHER REGULATORY ASSETS                        0.0      146.4         0.0           0.0      146.4
 OTHER ASSETS                               2,730.0      247.7        14.0      (2,832.4)     159.3
                                            -------    -------     -------       -------    -------
   TOTAL OTHER ASSETS                       2,730.0      414.4     1,321.6      (2,832.4)   1,633.6
                                            -------    -------     -------       -------    -------
 TOTAL ASSETS                               2,763.9    2,721.5     1,951.3      (3,000.7)   4,436.0
                                            =======    =======     =======       =======    =======

CAPITALIZATION
--------------
 COMMON STOCK EQUITY
 -------------------
  COMMON STOCK                                  1.3        0.4         0.1          (0.6)       1.2
  OTHER PAID-IN CAPITAL                        19.5      769.8     1,309.0      (2,101.3)      (3.0)
  WARRANTS                                     50.0        0.0         0.0           0.0       50.0
  COMMON STOCK HELD BY EMPLOYEE PLANS         (62.7)       0.0         0.0         (37.3)    (100.0)
  ACCUM OTHER COMPREHENSIVE INCOME            107.5       37.3       106.5        (143.8)     107.5
  EARNINGS REINVESTED IN BUSINESS             799.0      205.4        14.7        (182.4)     836.7
                                            -------    -------     -------       -------    -------
    TOTAL COMMON STOCK EQUITY                 914.6    1,012.9     1,430.3      (2,465.4)     892.4

  PREFERRED STOCK                               0.0       22.9         0.0           0.0       22.9
  PREFERRED STOCK SUBJECT TO
   MANDATORY REDEMPTION                         0.1        0.0         0.0           0.0        0.1

  COMPANY OBLIGATED MANDATORILY REDEEMABLE
   TRUST PREFERRED SECURITIES OF SUBSIDIARY
   HOLDING SOLELY PARENT DEBENTURES           550.0        0.0         0.0           0.0      550.0
  LONG TERM DEBT                            1,092.0      666.5         0.0           0.0    1,758.5
                                            -------    -------     -------       -------    -------
    TOTAL CAPITALIZATION                    2,556.7    1,702.3     1,430.3      (2,465.4)   3,223.9

LIABILITIES
-----------
 CURRENT LIABILITIES
 -------------------
  SHORT-TERM DEBT                             131.9        0.0       289.4        (421.2)       0.0
  ACCOUNTS PAYABLE                              1.3      103.9        68.0         (33.3)     139.9
  ACCRUED TAXES                                 1.5      220.0         2.1           0.0      223.6
  ACCRUED INTEREST                             23.3       19.1         0.0           0.0       42.4
  OTHER                                         8.0       14.3         3.0          (2.4)      22.9
                                            -------    -------     -------       -------    -------
    TOTAL CURRENT LIABILITIES                 166.0      357.3       362.5        (456.9)     428.9

 DEFERRED CREDITS AND OTHER
 --------------------------
  DEFERRED TAXES                               41.1      429.9        21.4         (77.4)     415.0
  UNAMORTIZED INVESTMENT TAX CREDIT             0.0       60.2         0.0           0.0       60.2
  OTHER                                         0.1      171.8       137.1          (1.0)     308.0
                                            -------    -------     -------       -------    -------
    TOTAL DEFERRED CREDITS AND OTHER           41.2      661.9       158.5         (78.4)     783.2

  TOTAL LIABILITIES                           207.2    1,019.2       521.0        (535.3)   1,212.1
                                            -------    -------     -------       -------    -------
 TOTAL CAPITALIZATION AND LIABILITIES       2,763.9    2,721.5     1,951.3      (3,000.7)   4,436.0
                                            =======    =======     =======       =======    =======

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